LIST OF RALCORP HOLDINGS, INC. SUBSIDIARIES

Bremner,  Inc.
State  of  Incorporation:  Nevada

The  Carriage  House  Companies,  Inc.
State  of  Incorporation:  Delaware

Cascade  Cookie  Company,  Inc.
State  of  Incorporation:  Delaware

Flavor  House  Products,  Inc.
State  of  Incorporation:  Delaware

Heritage  Wafers,  LLC
State  of  Incorporation:  Wisconsin

Lakeside  Warehouse  Corp.
State  of  Incorporation:  New  York

National  Oats  Company
State  of  Incorporation:  Nevada

Nutcracker  Brands,  Inc.
State  of  Incorporation:  Georgia

PL  Financial  Incorporated
State  of  Incorporation:  Nevada

RH  Financial  Corporation
State  of  Incorporation:  Nevada

RHM  Industrial/Specialty,  Inc.
State  of  Incorporation:  Indiana

Ralston  Food  Sales,  Inc.
State  of  Incorporation:  Nevada

The  Red  Wing  Company,  Inc.
State  of  Incorporation:  Delaware

Ripon  Foods,  Inc.
State  of  Incorporation:  Wisconsin

Sugar  Kake  Cookie  Inc.
State  of  Incorporation:  New  York

Wortz  Company
State  of  Incorporation:  Arkansas